UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
January 22, 2007
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
VALENTEC SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-11454	59-2332857

(State or other jurisdiction incorporation)	(Commission FileNumber)	(IRS Employer Identification No.)
2629 York Avenue
Minden, LA 71055
(Address of Principal Executive Offices)
(318) 382-4574
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 22, 2007, Valentec Systems, Inc. entered into a binding term sheet to acquire all of the outstanding capital stock of MAST Technology, Inc., a Missouri based company hereinafter referred to as MAST, in a transaction structure yet to be formally determined. MAST is a manufacturer of ammunition and ordnance for the United States Government and other customers specializes in tight propellant charge tolerances and produces 40mm training practice rounds, igniters for demolitions and training and other specialty ammunition products.
     The transaction contemplated is subject to various conditions precedent and there can be no guaranty that the transaction will be completed. A copy of the press release published on January 22, 2007 is attached as an exhibit hereto.
A summary of certain provisions of the term sheet is as follows:
1.	To trigger the transaction, certain investment amount shall be invested in MAST or in Valentec by a single or several third party investors. The exact investment amount will be agreed upon by all parties. It is Valentec’s and MAST’s intention that in return for such investment and upon closing of the acquisition transaction, the investor will be issued with shares of the merged company.

2.	Upon closing of the transaction: (i) the merged-company will assume all of MAST’s existing and known liabilities as detailed in a balance sheet dated December 31, 2006; (ii) MAST existing shareholders will be relieved of any shareholders’ personal debt or liability obligation not to exceed in the aggregate US$860,000; and (iii) the merged-company will assume MAST’s obligation for purchase of equipment during February 2007 in an amount not to exceed US$525,000.

3.	The aggregate consideration to be paid to MAST existing shareholders in exchange for all of their common stock of MAST will be US$12,000,000 subject to adjustments due to additional liabilities of MAST reflected on its financial statements. Such purchase amount shall be paid by Valentec to MAST existing shareholders on the closing of the transaction, as follows:
(a)	US$9 million shall be paid in cash.

(b)	common shares of Valentec representing an aggregate amount of up to US$1.5 million at a price per share equal to the price per share of the investors’ shares, referred to as the Earn-out Shares, shall be issued annually within 120 days following each applicable calendar year based on a three-year earn out mechanism to be agreed upon by the parties.

(c)	The remaining amount, equal to up to US$1.5 million will be held-back by Valentec and released in cash to the MAST shareholders in accordance with a three-year earn out mechanism to be agreed upon. MAST existing shareholders will receive a note issued by Valentec representing such held-back amount. Each annual portion of this amount will be paid within 120 days following each applicable calendar year.

(d)	In addition, as a guarantee for Valentec’s full assumption of MAST existing shareholders’ liabilities, Valentec will provide MAST shareholders with a 3-year cash note in the amount of US$860,000 paid quarterly at Prime plus 1.0% annual interest rates.
4.	As aforesaid, the exact structure of the transaction would be reflected in definitive agreements to be entered into by and between Valentec, MAST, MAST shareholders and the third party investor(s).

5.	While the Term Sheet is binding the closing of the transaction will be subject to the following conditions (i) the successful road-show of Valentec and existence of agreed upon investors, at Valentec’s sole discretion; (ii) the obtaining of the required corporate resolutions by the parties; (iii) the receipt of satisfactory opinions of legal counsel for MAST and its shareholders; (iv) the receipt of the financial reports of MAST satisfactory to Valentec and the investors; (v) no deterioration in the financial condition of MAST and no material adverse changes in MAST’s business or operations occurring prior to closing; (vi) completion by Valentec and by the investors to their satisfaction of due diligence review; (vii) receipt by the parties of all required consents of any third party; (viii) the receipt of undertakings from certain key employees of MAST regarding continued employment or engagement; and (ix) execution of the definitive agreements and the satisfaction of certain customary closing conditions as will be set forth thereunder.

6.	It is Valentec’s intention to begin the road show as soon as possible. The parties’ intention is to close the transaction within 120 days, during which period the term sheet will be binding and MAST shall be bound by a standard no-shop obligation. If no definitive agreement is executed within such 120-day period, the parties’ obligations under the term sheet will automatically expire unless otherwise extended by mutual written agreement.
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Valentec Systems announced today that as part of the term sheet signed with MAST, it was agreed that Gerald Pickens, President and CEO of MAST will join Valentec Systems as Chief Operating Officer subject to the consummation of the transaction. Mr. Pickens has enjoyed a 35+year career in the defense sector, working in the areas of manufacturing, product development, operations, logistics, quality control and finance. Before his appointment to President of CEO of MAST, he served as Director of Operations and prior to, was Operations Manager at Day and Zimmerman, Inc. Mr. Pickens is a member of the National Management Association, American Management Association and National Defense Industrial Association and received a Bachelors of Science (B.S.) from Sam Houston State University.
     Additionally, Valentec Systems disclosed that Jay Bell, formerly Vice President of Sales and Marketing of MAST Technology has been appointed as MAST Technology’s President, a position he will assume upon closing of the transaction. Bell had previously served as President and CEO of MAST Technology from 1999-2004 before taking on sales and marketing responsibilities when Gerald Pickens was appointed to that role. Mr. Bell is active in a number of defense, operations and financial institutions and is a member of the NDIA Small Arms Committee. He holds a Bachelors of Arts (B.A.) from the University of Southern California.
     Statements in this Current Report on Form 8-K that are not historical, may be deemed forward-looking statements within the meaning of the federal securities laws. Although the registrants believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the registrants can give no assurance that their expectations will be attained and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The registrants undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the registrants’ various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K for a discussion of such risks and uncertainties.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

Exhibit 99.1	Press release, dated January 22, 2007, relating to the execution of a binding Term Sheet for the acquisition of MAST Technology, Inc. Provided herein.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 22, 2007
VALENTEC SYSTEMS, INC.
	By:	/s/ Robert Zummo
		Name:	Robert Zummo
		Title:	President and Chief Executive Officer

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